PART IV

ITEM 25.  LIST OF SUBSIDIARIES

100% Owned Subsidiaries of EastGroup Properties, Inc.

         EastGroup Properties General Partners, Inc.
         EastGroup Properties Holdings, Inc.
         Nash IND Corporation
         EastGroup TRS, Inc.

Partnerships and LLC's with Partners and Members Indented:

         EastGroup Properties, LP
           99% EastGroup Properties Holdings, Inc.
            1% EastGroup Properties General Partners, Inc.
         M.O.R. XXXVI Associates Limited
           99% EastGroup Properties, Inc.
            1% EastGroup Properties LP
         IBG Wiegman Road Associates
           80% Profit interest EastGroup Properties, LP
           49% Capital interest EastGroup Properties, LP
           31% Capital interest EastGroup Properties, Inc.
           20% Investment Building Group
         Sample I-95 Associates
           99% EastGroup Properties LP
            1% EastGroup Properties General Partners, Inc.
         EastGroup Tennessee Properties, LP
           95% EastGroup Properties Holdings, Inc.
            5% Nash IND Corporation
         University  Business Center Associates
           80% Profit interest  EastGroup Properties, LP
           49% Capital interest EastGroup Properties, LP
           31% Capital interest EastGroup Properties, Inc.
           20% JCB Limited
         EastGroup Southbay, LLC
           100% EastGroup Properties, LP
         EastGroup Property Services, LLC
           100% EastGroup Properties, LP
         EastGroup Property Services of Florida, LLC
           100% EastGroup Property Services, LLC